EXHIBIT 99.2

     April 22, 2013

Thomas A. Hanusik
Crowell & Moring LLP
1001 Pennsylvania Avenue, N.W.
Washington, DC 20004-2595

Re:           Ralph Lauren Corporation

Dear Mr. Hanusik:

On the understandings specified below, the United States Department of Justice, Criminal Division, Fraud Section (the “Department”) will not criminally prosecute Ralph Lauren Corporation (the “Company”), a corporation organized under the laws of Delaware and headquartered in New York, or any of its present or former parents, subsidiaries, or affiliates for any crimes (except for criminal tax violations, as to which the Department does not make any agreement) related to violations of the anti-bribery provisions of the Foreign Corrupt Practices Act (“FCPA”), Title 15, United States Code, Section 78dd-1, arising from and related to improper payments in Argentina, as described in Attachment A attached hereto, which is incorporated herein by reference, and any other conduct relating to corrupt payments disclosed by the Company to the Department prior to the date on which this Agreement was signed.  The Department enters into this Non-Prosecution Agreement based, in part, on the following factors: (a) the Company’s timely, voluntary, and complete disclosure of the conduct; (b) the Company’s extensive, thorough, and real-time cooperation with the Department, including conducting an internal investigation, voluntarily making employees available for interviews, making voluntary document disclosures, conducting a world-wide risk assessment, and making multiple presentations to the Department on the status and findings of the internal investigation and the risk assessment; (c) the Company’s early and extensive remedial efforts already undertaken – including conducting extensive FCPA training for employees world-wide, enhancing the Company’s existing FCPA policy, implementing an enhanced gift policy as well as other enhanced compliance, control and anti-corruption policies and procedures, enhancing its due diligence protocol for third-party agents, terminating culpable employees and a third-party agent, instituting a whistleblower hotline, and hiring a designated corporate compliance attorney – and to be undertaken, including enhancements to its compliance program as described in Attachment B (Corporate Compliance Program); and (d) the Company’s agreement to provide annual, written reports to the Department on its progress and experience in monitoring and enhancing its compliance policies and procedures, as described in Attachment C (Corporate Compliance Reporting).

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It is understood that the Company admits, accepts, and acknowledges responsibility for the conduct set forth in Attachment A and agrees not to make any public statement contradicting Attachment A.

This Agreement does not provide any protection against prosecution for any crimes except as set forth above, and applies only to the Company and its present or former parents, subsidiaries, and affiliates as of the date of this agreement, and not to any other entities or to any individuals.  The Company expressly understands that the protections provided under this Agreement shall not apply to any acquirer or successor entity unless and until such acquirer or successor formally adopts and executes this Agreement.

The Company’s obligations under this Agreement shall have a term of two (2) years from the date that this Agreement is executed, except as specifically provided in the following paragraph.  It is understood that for the two-year term of this Agreement, the Company shall: (a) commit no felony under U.S. federal law; (b) truthfully and completely disclose non-privileged information with respect to the activities of the Company, its officers, directors, employees, and others concerning all matters about which the Department inquires of it, which information can be used for any purpose, except as otherwise limited in this Agreement; and (c) bring to the Department’s attention all conduct by, or criminal investigations of, the Company, any of its employees, or its subsidiaries relating to any felony under U.S. federal law that come to the attention of the Company’s senior management, as well as any administrative proceeding or civil action brought by any governmental authority that alleges fraud or corruption by or against the Company.

Until the date upon which all investigations and any prosecution arising out of the conduct described in this Agreement are concluded, whether or not they are concluded within the term of this Agreement, the Company shall, subject to applicable laws or regulations: (a) cooperate fully with the Department, the Federal Bureau of Investigation, and any other law enforcement agency designated by the Department regarding matters arising out of the conduct covered by this Agreement; (b) assist the Department in any investigation or prosecution arising out of the conduct covered by this Agreement by providing logistical and technical support for any meeting, interview, grand jury proceeding, or any trial or other court proceeding; (c) use its best efforts promptly to secure the attendance and truthful statements or testimony of any officer, director, agent, or employee of the Company at any meeting or interview or before the grand jury or at any trial or other court proceeding regarding matters arising out of the conduct covered by this Agreement; and (d) provide the Department, upon request, all non-privileged information, documents, records, or other tangible evidence regarding matters arising out of the conduct covered by this Agreement about which the Department or any designated law enforcement agency inquires.

It is understood that the Company has agreed to pay a monetary penalty of $882,000.  The Company agrees to pay this sum to the United States Treasury within ten days of executing this Agreement.  The Company acknowledges that no tax deduction may be sought in connection with this payment.

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It is understood that the Company will continue to strengthen its compliance, bookkeeping, and internal control standards and procedures, as set forth in Attachment B.  It is further understood that the Company will report to the Department periodically regarding remediation and implementation of the compliance program and internal controls, policies, and procedures, as described in Attachment C.

It is understood that, if the Department in its sole discretion determines that the Company has committed any felony under U.S. federal law after signing this Agreement, that the Company has deliberately given false, incomplete, or misleading testimony or information at any time in connection with this Agreement, or the Company otherwise has violated any provision of this Agreement, the Company shall thereafter be subject to prosecution for any violation of federal law which the Department has knowledge, including perjury and obstruction of justice.  Any such prosecution that is not time-barred by the applicable statute of limitations on the date that this Agreement is executed may be commenced against the Company, notwithstanding the expiration of the statute of limitations during the term of this Agreement plus one year.  Thus, by signing this agreement, the Company agrees that the statute of limitations with respect to any prosecution that is not time-barred as of the date this Agreement is executed shall be tolled for the term of this Agreement plus one year.

It is understood that, if the Department in its sole discretion determines that the Company has committed any felony under U.S. federal law after signing this Agreement, that the Company has given false, incomplete, or misleading testimony or information in connection with this Agreement, or that the Company otherwise has violated any provision of this Agreement: (a) all statements made by the Company to the Department or other designated law enforcement agents, including Attachment A hereto, and any testimony given by the Company before a grand jury or other tribunal, whether before or after the execution of this Agreement, and any leads from such statements or testimony, shall be admissible in evidence in any criminal proceeding brought against the Company; and (b) the Company shall assert no claim under the United States Constitution, any statute, Rule 410 of the Federal Rules of Evidence, or any other federal rule that such statements or any leads therefrom are inadmissible or should be suppressed.  By signing this Agreement, the Company waives all rights in the foregoing respects.

In the event that the Department determines that the Company has breached this Agreement, the Department agrees to provide the Company with written notice of such breach prior to instituting any prosecution resulting from such breach.  The Company shall, within thirty (30) days of receipt of such notice, have the opportunity to respond to the Department in writing to explain the nature and circumstances of such breach, as well as the actions the Company has taken to address and remediate the situation, which explanation the Department shall consider in determining whether to institute a prosecution.

It is further understood that this Agreement does not bind any federal, state, local, or foreign prosecuting authority other than the Department.  The Department will, however, bring the cooperation of the Company to the attention of other prosecuting and investigative offices, if requested by the Company.

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It is further understood that the Company and the Department may disclose this Agreement to the public.

With respect to this matter, from the date of execution of this Agreement forward, this Agreement supersedes all prior, if any, understandings, promises and/or conditions between the Department and the Company.  No additional promises, agreements, or conditions have been entered into other than those set forth in this Agreement and none will be entered into unless in writing and signed by all parties.

Sincerely,

	LORETTA E. LYNCH		JEFFREY H. KNOX
	United States Attorney		Chief, Fraud Section
	Eastern District of New York		Criminal Division
United States Department of Justice

BY:	/s/ Sarah Coyne	BY:	/s/ Daniel S. Kahn
	Sarah Coyne		Daniel S. Kahn
	Chief		Trial Attorney
Business & Securities Fraud Section

AGREED AND CONSENTED TO:

RALPH LAUREN CORPORATION

Date:	April 18, 2013	By:	/s/ Avery S. Fischer
Name: Avery S. Fischer
Senior Vice President,
General Counsel and Secretary
Ralph Lauren Corporation

APPROVED:

Date:	April 19, 2013	By:	/s/ Thomas A. Hanusik
Thomas A. Hanusik
Crowell & Moring LLP

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ATTACHMENT A

STATEMENT OF FACTS

This Statement of Facts is incorporated by reference as part of the non-prosecution agreement, dated April 22, 2013, between the United States Department of Justice, Criminal Division, Fraud Section (the “Department”) and Ralph Lauren Corporation (“RLC” or the “Company”).  The Department and the Company agree that the following facts are true and correct:

1.  RLC was headquartered in New York, New York and incorporated in Delaware.  RLC issued and maintained a class of publicly traded securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (15 U.S.C. § 781), which traded on the New York Stock Exchange and, therefore, was an “issuer” within the meaning of the Foreign Corrupt Practices Act (“FCPA”), 15 U.S.C. § 78dd-1(a).  RLC was in the business of design, marketing, and distribution of apparel, accessories, and other products in many countries around the world, including Argentina.

2.  PRL S.R.L. was an indirect wholly-owned subsidiary of RLC headquartered and incorporated in Argentina.  PRL S.R.L. marketed and sold RLC merchandise, including merchandise that was imported from outside Argentina.

3.  General Manager A was a dual U.S. and Argentine citizen, and thus a “domestic concern,” as that term is used in the FCPA, Title 15, United States Code, Section 78dd-2(h)(1)(A).  General Manager A was hired by RLC to manage the business of PRL S.R.L. and from in or around 2003 until in or around 2009, General Manager A was the General Manager of PRL S.R.L., and thus was an employee and agent of an issuer, as that term is used in the FCPA, Title 15, United States Code, Section 78dd-1(a).

4.  Agent 1 was a customs clearance agency that was retained by PRL S.R.L. to assist with customs clearance issues in Argentina.

5.  From in or around 2004, and continuing through in or around 2009, PRL S.R.L. and its employees, including General Manager A, together with Agent 1 and others, conspired to make unlawful payments to foreign officials to use the officials’ influence with foreign government agencies and instrumentalities in order to assist PRL S.R.L. in obtaining and retaining business for and with, and directing business to PRL S.R.L.

6.  Under Argentine regulations, import licenses and inspections were needed when goods were imported into Argentina.  PRL S.R.L. retained Agent 1 to assist with customs clearance issues.

7.  General Manager A, Agent 1, and others at PRL S.R.L. paid bribes to customs and other government officials to assist in improperly obtaining paperwork necessary for goods to clear customs, to permit clearance of items without the necessary paperwork, to permit the clearance of prohibited items, and to avoid inspection.  These payments were not for routine government action as defined by Title 15, United States Code, Section 78dd-1(b).

8.  General Manager A, Agent 1, and others at PRL S.R.L. discussed in person and via telephone the need to pay bribes to customs officials and the manner and means by which the bribes would be paid.  On the occasions that Agent 1 called the offices of PRL S.R.L. via telephone to discuss the need to make bribe payments to customs officials, Agent 1 spoke with General Manager A or the Area Manager of PRL S.R.L.

9.  General Manager A, Agent 1, and others disguised the bribe payments by having Agent 1 include the payments in Agent 1’s invoices as “Loading and Delivery Expenses” and

 “Stamp Tax/Label Tax.”  General Manager A and others at PRL S.R.L. knew of the true purpose of these expenses and nonetheless approved reimbursement to Agent 1.

10.    For example, on April 14, 2009, Agent 1 submitted an invoice to PRL S.R.L. for General Manager A’s approval that contained a line item for “Loading and Delivery Expenses” in the amount of $4,315 and a line item for “Stamp Tax/Label Tax” in the amount of $1,984.

11.    On April 21, 2009, Agent 1 submitted an invoice to PRL S.R.L. for General Manager A’s approval that contained a line item for “Loading and Delivery Expenses” in the amount of $1,986 and a line item for “Stamp Tax/Label Tax” in the amount of $750.

12.    On May 19, 2009, Agent 1 submitted an invoice to PRL S.R.L. for General Manager A’s approval that contained a line item for “Loading and Delivery Expenses” in the amount of $3,847 and a line item for “Stamp Tax/Label Tax” in the amount of $1,936.

13.    On May 28, 2009, Agent 1 submitted an invoice to PRL S.R.L. for General Manager A’s approval that contained a line item for “Loading and Delivery Expenses” in the amount of $2,986 and a line item for “Stamp Tax/Label Tax” in the amount of $2,740.

14.    On or about September 22, 2009, Agent 1 sent a letter to PRL S.R.L. describing new customs-related implementations that could result in “complications” and “major delays” in importing goods, but that “we have adopted a strategy together with you to successfully cope with this situation, thus, achieving a reduction in delays and the impact on the Company.”

15.    In the five years that General Manager A, Agent 1, and others at PRL S.R.L. carried out this scheme, RLC did not have an anti-corruption program and did not provide any anti-corruption training or oversight with respect to PRL S.R.L.

16.    In total, General Manager A and PRL S.R.L. paid roughly $580,000 to Agent 1 for the purpose of paying bribes to customs officials in order to obtain improper customs clearance of merchandise.

ATTACHMENT B

CORPORATE COMPLIANCE PROGRAM

In order to address any deficiencies in its internal controls, compliance code, policies, and procedures regarding compliance with the Foreign Corrupt Practices Act (“FCPA”), 15 U.S.C. §§ 78dd-1, et seq., and other applicable anti-corruption laws, Ralph Lauren Corporation (the “Company”) agrees to continue to conduct, in a manner consistent with all of its obligations under this Agreement, appropriate reviews of its existing internal controls, policies, and procedures.

Where necessary and appropriate, the Company agrees to adopt new or to modify existing internal controls, compliance code, policies, and procedures in order to ensure that it maintains:  (a) a system of internal accounting controls designed to ensure that the Company makes and keeps fair and accurate books, records, and accounts; and (b) a rigorous anti-corruption compliance code, policies, and procedures designed to detect and deter violations of the FCPA and other applicable anti-corruption laws.  At a minimum, this should include, but not be limited to, the following elements to the extent they are not already part of the Company’s existing internal controls, compliance code, policies, and procedures:

High-Level Commitment

1.           The Company will ensure that its directors and senior management provide strong, explicit, and visible support and commitment to its corporate policy against violations of the anti-corruption laws and its compliance code.

Policies and Procedures

2.           The Company will develop and promulgate a clearly articulated and visible corporate policy against violations of the FCPA and other applicable foreign law counterparts

(collectively, the “anti-corruption laws,”), which policy shall be memorialized in a written compliance code.

3.           The Company will develop and promulgate compliance policies and procedures designed to reduce the prospect of violations of the anti-corruption laws and the Company’s compliance code, and the Company will take appropriate measures to encourage and support the observance of ethics and compliance policies and procedures against violation of the anti-corruption laws by personnel at all levels of the Company.  These anti-corruption policies and procedures shall apply to all directors, officers, and employees and, where necessary and appropriate, outside parties acting on behalf of the Company in a foreign jurisdiction, including but not limited to, agents and intermediaries, consultants, representatives, distributors, teaming partners, contractors and suppliers, consortia, and joint venture partners (collectively, “agents and business partners”).  The Company shall notify all employees that compliance with the policies and procedures is the duty of individuals at all levels of the company.  Such policies and procedures shall address:

a.	gifts;

b.	hospitality, entertainment, and expenses;

c.	customer travel;

d.	political contributions;

e.	charitable donations and sponsorships;

f.	facilitation payments; and

g.	solicitation and extortion.

4.           The Company will ensure that it has a system of financial and accounting procedures, including a system of internal controls, reasonably designed to ensure the maintenance of fair and accurate books, records, and accounts.  This system should be designed to provide reasonable assurances that:

a.           transactions are executed in accordance with management’s general or specific authorization;

b.           transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets;

c.           access to assets is permitted only in accordance with management’s general or specific authorization; and

d.           the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Periodic Risk-Based Review

5.           The Company will develop these compliance policies and procedures on the basis of a risk assessment addressing the individual circumstances of the Company, in particular the foreign bribery risks facing the Company, including, but not limited to, its geographical organization, interactions with various types and levels of government officials, industrial sectors of operation, involvement in joint venture arrangements, importance of licenses and permits in the Company’s operations, degree of governmental oversight and inspection, and volume and importance of goods and personnel clearing through customs and immigration.

6.           The Company shall review its anti-corruption compliance policies and procedures no less than annually and update them as appropriate to ensure their continued effectiveness, taking into account relevant developments in the field and evolving international and industry standards.

Proper Oversight and Independence

7.           The Company will assign responsibility to one or more senior corporate executives of the Company for the implementation and oversight of the Company’s anti-corruption compliance code, policies, and procedures.  Such corporate official(s) shall have direct reporting obligations to independent monitoring bodies, including internal audit, the Company’s Board of Directors, or any appropriate committee of the Board of Directors, and shall have an adequate level of autonomy from management as well as sufficient resources and authority to maintain such autonomy.

Training and Guidance

8.           The Company will implement mechanisms designed to ensure that its anti-corruption compliance code, policies, and procedures are effectively communicated to all directors, officers, employees, and, where necessary and appropriate, agents and business partners.  These mechanisms shall include: (a) periodic training for all directors and officers, all employees in positions of leadership or trust, positions that require such training (e.g., internal audit, sales, legal, compliance, finance), or positions that otherwise pose a corruption risk to the Company, and, where necessary and appropriate, agents and business partners; and (b) annual certifications by all such directors, officers, employees, agents, and business partners, certifying compliance with the training requirements.

9.           The Company will maintain, or where necessary establish, an effective system for providing guidance and advice to directors, officers, employees, and, where necessary and appropriate, agents and business partners, on complying with the Company’s anti-corruption compliance code, policies, and procedures, including when they need advice on an urgent basis or in any foreign jurisdiction in which the Company operates.

Internal Reporting and Investigation

10.           The Company will maintain, or where necessary establish, an effective system for internal and, where possible, confidential reporting by, and protection of, directors, officers, employees, and, where appropriate, agents and business partners concerning violations of the anti-corruption laws or the Company’s anti-corruption compliance code, policies, and procedures.

11.           The Company will maintain, or where necessary establish, an effective and reliable process with sufficient resources for responding to, investigating, and documenting allegations of violations of the anti-corruption laws or the Company’s anti-corruption compliance code, policies, and procedures.

Enforcement and Discipline

12.           The Company will implement mechanisms designed to effectively enforce its compliance code, policies, and procedures, including appropriately incentivizing compliance and disciplining violations.

13.           The Company will institute appropriate disciplinary procedures to address, among other things, violations of the anti-corruption laws and the Company’s anti-corruption compliance code, policies, and procedures by the Company’s directors, officers, and employees.

Such procedures should be applied consistently and fairly, regardless of the position held by, or perceived importance of, the director, officer, or employee.  The Company shall implement procedures to ensure that where misconduct is discovered, reasonable steps are taken to remedy the harm resulting from such misconduct, and to ensure that appropriate steps are taken to prevent further similar misconduct, including assessing the internal controls, compliance code, policies, and procedures and making modifications necessary to ensure the overall anti-corruption compliance program is effective.

Third-Party Relationships

14.           The Company will institute appropriate due diligence and compliance requirements pertaining to the retention and oversight of all agents and business partners, including:

a.           properly documented risk-based due diligence pertaining to the hiring and appropriate and regular oversight of agents and business partners;

b.           informing agents and business partners of the Company’s commitment to abiding by anti-corruption laws, and of the Company’s anti-corruption compliance code, policies, and procedures; and

c.           seeking a reciprocal commitment from agents and business partners.

15.           Where necessary and appropriate, the Company will include standard provisions in agreements, contracts, and renewals thereof with all agents and business partners that are reasonably calculated to prevent violations of the anti-corruption laws, which may, depending upon the circumstances, include:  (a) anti-corruption representations and undertakings relating to compliance with the anti-corruption laws; (b) rights to conduct audits of the books and records of the agent or business partner to ensure compliance with the foregoing; and (c) rights to terminate an agent or business partner as a result of any breach of the anti-corruption laws, the Company’s compliance code, policies, or procedures, or the representations and undertakings related to such matters.

Mergers and Acquisitions

16.           The Company will develop and implement policies and procedures for mergers and acquisitions requiring that the Company conduct appropriate risk-based due diligence on potential new business entities, including appropriate FCPA and anti-corruption due diligence by legal, accounting, and compliance personnel.  If the Company discovers any corrupt payments or inadequate internal controls as part of its due diligence of newly acquired entities or entities merged with the Company, it shall report such conduct to the Department.

17.           The Company will ensure that the Company’s compliance code, policies, and procedures regarding the anti-corruption laws apply as quickly as is practicable to newly acquired businesses or entities merged with the Company and will promptly:

a.         train the directors, officers, employees, agents, and business partners consistent with Paragraph 8 above on the anti-corruption laws and the Company’s compliance code, policies, and procedures regarding anti-corruption laws; and

b.         conduct an FCPA-specific audit of all newly acquired or merged businesses as quickly as practicable.

Monitoring and Testing

18.           The Company will conduct periodic reviews and testing of its anti-corruption compliance code, policies, and procedures designed to evaluate and improve their effectiveness in preventing and detecting violations of anti-corruption laws and the Company’s anti-corruption code, policies, and procedures, taking into account relevant developments in the field and evolving international and industry standards.

ATTACHMENT C

REPORTING REQUIREMENTS

Ralph Lauren Corporation (the “Company”) agrees that it will report to the Department periodically, at no less than twelve-month intervals during a two-year term, regarding remediation and implementation of the compliance program and internal controls, policies, and procedures described in Attachment B.  Should the Company discover credible evidence that questionable or corrupt payments or questionable or corrupt transfers of property or interests may have been offered, promised, paid, or authorized by any Company entity or person, or any entity or person working directly for the Company (including its affiliates and any agent), or that related false books and records have been maintained, the Company shall promptly report such conduct to the Department.  During this two-year period, the Company shall: (1) conduct an initial review and submit an initial report, and (2) conduct and prepare at least one (1) follow-up review and report, as described below:

a.           By no later than one (1) year from the date this Agreement is executed, the Company shall submit to the Department a written report setting forth a complete description of its remediation efforts to date, its proposals reasonably designed to improve the Company’s internal controls, policies, and procedures for ensuring compliance with the FCPA and other applicable anti-corruption laws, and the proposed scope of the subsequent review.  The report shall be transmitted to Deputy Chief - FCPA Unit, Fraud Section, Criminal Division, U.S. Department of Justice, 1400 New York Avenue, NW, Bond Building, Washington, DC 20530.  The Company may extend the time period for issuance of the initial report with prior written approval of the Department.

b.           The Company shall undertake at least one (1) follow-up review, incorporating the Department’s views on the Company’s prior review and report, to further monitor and assess whether the Company’s policies and procedures are reasonably designed to detect and prevent violations of the FCPA and other applicable anti-corruption laws.

c.           The Company shall submit the follow-up report to the Department by no later than one (1) year after the initial review.

d.           The reports will likely include proprietary, financial, confidential, and competitive business information.  Moreover, public disclosure of the reports could discourage cooperation, impede pending or potential government investigations and thus undermine the objectives of the reporting requirement. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except as otherwise agreed to by the parties in writing, or except to the extent that the Department determines in its sole discretion that disclosure would be in furtherance of the Department’s discharge of its duties and responsibilities or is otherwise required by law.

e.           The Company may extend the time period for submission of the follow-up report with prior written approval of the Department.

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